Exhibit 3.25

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:00 PM 02/25/2000 001097221 – 3182477

CERTIFICATE OF FORMATION

OF

SPECTACOLOR MEDIA LLC

1. The name of the limited liability company is Spectacolor Media LLC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. This Certificate of formation shall be effective on filing.

IN WITNESS WHEREOF, of the undersigned have executed this Certificate of Formation of Spectacolor Media LLC this 25th day of February, 2000.

/s/ Timothy C. Stauning
Timothy C. Stauning
Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 07/02/2001 010318156 – 3182477

Certificate of Amendment to Certificate of Formation

Of

SPECTACOLOR MEDIA LLC

It is hereby certified that:

1.	The name of the limited liability company (hereinafter called the “limited liability company”) is Spectacolor Media LLC.

2.	The certificate of formation of the limited liability company is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article the following new Article:

“The name of the limited liability company is Clear Channel Spectacolor, LLC”.

The effective time of the amendment herein certified shall be July 1, 2001.

Executed on June 30, 2001

/s/ Laura C. Toncheff
Laura C. Toncheff
Authorized Person

CERTIFICATE OF MERGER

OF

CPH SIGNS COMPANY, LLC

INTO

CLEAR CHANNEL SPECTACOLOR, LLC

Pursuant to Sec. 18-209 of the Delaware Limited Liability Company Act (the “Act”), the undersigned surviving limited liability company submits the following Certificate of Merger for filing and certifies that:

1.	The name and jurisdiction of formation or organization of each of the limited liability companies or other business entities which is to merge are:

Name	Jurisdiction
CPH Signs Company, LLC	New York
Clear Channel Spectacolor, LLC	Delaware

2.	An agreement of merger has been approved and executed by each of the domestic limited liability companies or other business entities which is to merge.

3.	The name of the surviving limited liability company is: Clear Channel Spectacolor, LLC.

4.	The merger shall become effective on the date of filing.

5.	The agreement of merger is on file at a place of business of the surviving limited liability company which is located at 200 East Basse Road, San Antonio, Texas 78209.

6.

A copy of the agreement of merger will be furnished by the surviving limited liability company, on request and without cost, to any member of any domestic limited liability company or any person holding an interest in any other business entity which is to merge.

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 01:00 PM 12/30/2002 020805971 – 3182477

IN WITNESS WHEREOF, this Certificate of Merger has been duly executed as of the 30 day of December 2002, and is being filed in accordance with Sec. 18-209 of the Act by an authorized person of the surviving limited liability company in the merger.

Clear Channel Spectacolor, LLC

By:	/s/ Laura C. Toncheff
Laura C. Toncheff, Executive Vice President, Assistant Secretary and General Counsel

State of Delaware Secretary of State Division of Corporations Delivered 11:28 AM 03/12/2004 FILED 10:28 AM 03/12/2004 SRV 040185274 – 3182477 FILE

Certificate of Amendment to Certificate of Formation

of

CLEAR CHANNEL SPECTACOLOR, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is CLEAR CHANNEL SPECTACOLOR, LLC

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on March 10, 2004.

/s/ Kenneth E. Wyker
Name: Kenneth E. Wyker
Title: Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 02:02 PM 08/30/2011 FILED 01:55 PM 08/30/2011 SRV 110964852 – 3182477 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is CLEAR CHANNEL SPECTACOLOR, LLC.

2. The Registered Office of the limited liability company in the State of Delaware is changed to Corporation Trust Center 1209 Orange Street (street), in the City of Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is THE CORPORATION TRUST COMPANY.

By:	/s/ Jennifer Kurz
Authorized Person

Name:	Jennifer Kurz
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